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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National HealthCare Corporation
Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 18, 2005, relating to the consolidated 2004 financial statements, the effectiveness of National HealthCare Corporation's internal control over financial reporting, and schedule of National HealthCare Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Memphis, Tennessee
November 3, 2005